Exhibit 10.1

AMENDMENT TO THE INVESTMENT MANAGEMENT TRUST AGREEMENT

RESOLUTIONS OF THE SHAREHOLDERS OF THE COMPANY

THIS AMENDMENT TO INVESTMENT MANAGEMENT TRUST AGREEMENT (this “Amendment Agreement”), dated as of December 8, 2023, is made by and between Pearl Holdings Acquisition Corp., a Cayman Islands exempted company (the “Company”), and Continental Stock Transfer & Trust Company, a New York limited purpose trust company (the “Trustee”).

WHEREAS, the parties hereto are parties to that certain Investment Management Trust Agreement dated as of December 14, 2021 (the “Trust Agreement”);

WHEREAS, Section 1(i) of the Trust Agreement sets forth the terms that govern the liquidation of the Trust Account established for the benefit of the Company and the Public Shareholders under the circumstances described therein;

WHEREAS, Section 6(c) of the Trust Agreement provides that Section 1(i) of the Trust Agreement may only be changed, amended or modified with the affirmative vote of at least sixty five percent (65%) of the then outstanding Ordinary Shares and Class B ordinary shares, voting together as a single class;

WHEREAS, pursuant to an extraordinary general meeting of the shareholders of the Company held on the date hereof, at least sixty five percent (65%) of the then Ordinary Shares and Class B ordinary shares, voting together as a single class, voted affirmatively to approve this Amendment Agreement and (ii) a corresponding amendment to the Company’s amended and restated memorandum of association (the “Charter Amendment”); and

WHEREAS, each of the Company and the Trustee desires to amend the Trust Agreement as provided herein concurrently with the effectiveness of the Charter Amendment.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Definitions. Capitalized terms contained in this Amendment Agreement, but not specifically defined herein, shall have the meanings ascribed to such terms in the Trust Agreement.

2. Amendments to the Trust Agreement.

(a) Effective as of the execution hereof, Section 1(i) of the Trust Agreement is hereby amended and restated in its entirety as follows:

“(i) Commence liquidation of the Trust Account only after and promptly after (x) receipt of, and only in accordance with, the terms of a letter from the Company (“Termination Letter”) in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B signed on behalf of the Company by its Chief Executive Officer, Co-President, Chief Financial Officer, Chief Operating Officer, General Counsel, Secretary or Chairman of the board of directors of the Company (the “Board”) or other authorized officer of the Company, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest (less up to $100,000 of interest that may be released to the Company to pay dissolution expenses and which interest shall be net of any taxes payable, it being understood that the Trustee has no obligation to monitor or question the Company’s position that an allocation has been made for taxes payable), only as directed in the Termination Letter and the other documents referred to therein, or (y) upon December 17, 2024 (or such earlier date as determined by the Board, in its sole discretion, and included in a public announcement) (the “Liquidation Date”), or such later date as may be approved by the Company’s shareholders in accordance with the Company’s amended and restated memorandum and articles of association, as it may be amended from time to time, if a Termination Letter has not been received by the Trustee prior to such date, in which case the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B and the Property in the Trust Account, including interest (less up to $100,000 of interest that may be released to the Company to pay dissolution expenses and which interest shall be net of any taxes payable), shall be distributed to the Public Shareholders of record as of such date;”

(b) Effective as of the execution hereof, Exhibit B of the Trust Agreement is hereby amended and restated, in the form attached hereto, to implement a corresponding change to the foregoing amendment to Section 1(i) of the Trust Agreement.

3. No Further Amendment. The parties hereto agree that except as provided in this Amendment Agreement, the Trust Agreement shall continue unmodified, in full force and effect and constitute legal and binding obligations of the parties thereto in accordance with its terms. This Amendment Agreement forms an integral and inseparable part of the Trust Agreement. This Amendment Agreement is intended to be in full compliance with the requirements for an amendment to the Trust Agreement as required by Section 6(c) and Section 6(d) of the Trust Agreement, and any defect in fulfilling such requirements for an effective amendment to the Trust Agreement is hereby ratified, intentionally waived and relinquished by all parties hereto.

4. References.

(a) All references to the “Trust Agreement” (including “hereof,” “herein,” “hereunder,” “hereby” and “this Agreement”) in the Trust Agreement shall refer to the Trust Agreement as amended by this Amendment Agreement; and

(b) All references to the “amended and restated memorandum of association” in the Trust Agreement shall mean the Company’s second amended and restated memorandum of association as amended by the Charter Amendment.

5. Governing Law. This Amendment Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

6. Counterparts. This Amendment Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Amendment Agreement by electronic transmission shall constitute valid and sufficient delivery thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Amendment Agreement as of the date first written above.

Continental Stock Transfer & Trust Company

By:	/s/ Fran Wolf
	Name:	Fran Wolf
	Title:	Vice President

Pearl Holdings Acquisition Corp

By:	/s/ Craig E. Barnett
	Name:	Craig E. Barnett
	Title:	Chief Executive Officer

[Signature Page to Amendment to the Investment Management Trust Agreement]